Exhibit 10.2

SUBSIDIARY GUARANTY AGREEMENT

This SUBSIDIARY GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is entered into as of October 19, 2011, by certain Domestic Subsidiaries (such Subsidiaries, collectively, the “Subsidiary Guarantors”, each, a “Subsidiary Guarantor”) of POOL CORPORATION, a Delaware corporation (the “US Borrower”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of the Guaranteed Parties (as defined below).

STATEMENT OF PURPOSE

Pursuant to the terms of the Credit Agreement, dated of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the US Borrower, SCP Distributors Canada Inc., a company organized under the laws of Ontario (the “Canadian Borrower”), SCP Pool B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands, having its seat (statutaire zetel) in Rotterdam, registered with the trade register of the Chambers of Commerce (Kamers van Koophandel) under file number 24293315 (the “Dutch Borrower”, and collectively with the Canadian Borrower and the US Borrower, the “Borrowers”), the financial institutions from time to time parties thereto (the “Lenders”) and the Administrative Agent, the Lenders have agreed to make Extensions of Credit to the Borrowers upon the terms and subject to the conditions set forth therein.

The Borrowers and the Subsidiary Guarantors, though separate legal entities, comprise one integrated financial enterprise, and all Extensions of Credit to the Borrowers will inure, directly or indirectly, to the benefit of each of the Subsidiary Guarantors.

It is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrowers under the Credit Agreement that the Subsidiary Guarantors shall have executed and delivered this Guaranty to the Administrative Agent, for the ratable benefit of the Administrative Agent, the Lenders, the Issuing Lender, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 14.5 of the Credit Agreement, any other holder of the Obligations, and, in each case, their respective successors and assigns (collectively, the “Guaranteed Parties”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrowers thereunder, each Subsidiary Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Guaranteed Parties, as follows:

ARTICLE I

DEFINED TERMS

           SECTION 1.1                                Definitions.  The following terms when used in this Guaranty shall have the meanings assigned to them below:

“Applicable Insolvency Laws” means all Applicable Laws governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Sections 544, 547, 548 and 550 and other “avoidance” provisions of Title 11 of the United States Code, as amended or supplemented).

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guaranty” has the meaning set forth in the Preamble.

SECTION 1.2                                Other Definitional Provisions.  Capitalized terms used and not otherwise defined in this Guaranty, including the preambles and recitals hereof, shall have the meanings ascribed to them in the Credit Agreement.  In the event of a conflict between capitalized terms defined herein and in the Credit Agreement, the Credit Agreement shall control.  The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section references are to this Guaranty unless otherwise specified.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II

GUARANTY

           SECTION 2.1                                Guaranty.  Each Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, unconditionally guarantees to the Administrative Agent, for the ratable benefit of the Guaranteed Parties, and their respective permitted successors, endorsees, transferees and assigns, the prompt payment and performance of all Obligations, in each case, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether or not recovery may be or hereafter becomes barred by the statute of limitations, whether enforceable or unenforceable as against such Borrower, whether or not discharged, stayed or otherwise affected by any Applicable Insolvency Law or proceeding thereunder, whether created directly with the Administrative Agent or any other Guaranteed Party or acquired by the Administrative Agent or any other Guaranteed Party through assignment or endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all of the foregoing being hereafter collectively referred to as the “Guaranteed Obligations”).

           SECTION 2.2                                Bankruptcy Limitations on each Subsidiary Guarantor.  Notwithstanding anything to the contrary contained in Section 2.1, it is the intention of each Subsidiary Guarantor, the Administrative Agent and the other Guaranteed Parties that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to any Subsidiary Guarantor or its assets, the amount of such Subsidiary Guarantor’s obligations with respect to the Guaranteed Obligations shall be equal to, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Applicable Insolvency Laws after giving effect to Section 2.3.  To that end, but only in the event and to the extent that after giving effect to Section 2.3 such Subsidiary Guarantor’s obligations with respect to the Guaranteed Obligations or any payment made pursuant to such Guaranteed Obligations would, but for the operation of the first sentence of this Section 2.2, be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws after giving effect to Section 2.3, the amount of such Subsidiary Guarantor’s obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Subsidiary Guarantor’s obligations with respect to the Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws.  To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this Section 2.2 and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations, as limited by the first sentence of this Section 2.2, shall in all events remain in full force and effect and be fully enforceable against such Subsidiary Guarantor.  The first sentence of this Section 2.2 is intended solely to preserve the rights of the Administrative Agent and the other Guaranteed Parties hereunder against such Subsidiary Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither such Subsidiary Guarantor, any Borrower, any other Subsidiary Guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

           SECTION 2.3                                Agreements for Contribution.

(a)           To the extent any Subsidiary Guarantor is required, by reason of its obligations hereunder, to pay to the Administrative Agent or any other Guaranteed Party an amount greater than the amount of value (as determined in accordance with Applicable Insolvency Laws) actually made available to or for the benefit of such Subsidiary Guarantor on account of the Credit Agreement, this Guaranty or any other Loan Document, such Subsidiary Guarantor shall have an enforceable right of contribution against the Borrowers and the remaining Subsidiary Guarantors, and the Borrowers and the remaining Subsidiary Guarantors shall be jointly and severally liable for repayment of the full amount of such excess payment.  Subject only to the subordination provided in Section 2.3(d), such Subsidiary Guarantor further shall be subrogated to any and all rights of the Guaranteed Parties against the Borrowers and the remaining Subsidiary Guarantors to the extent of such excess payment.

(b)           To the extent that any Subsidiary Guarantor would, but for the operation of this Section 2.3 and by reason of its obligations hereunder or its obligations to other Subsidiary Guarantors under this Section 2.3, be rendered insolvent for any purpose under Applicable Insolvency Laws, each of the Subsidiary Guarantors hereby agrees to indemnify such Subsidiary Guarantor and commits to make a contribution to such Subsidiary Guarantor’s capital in an amount at least equal to the amount necessary to prevent such Subsidiary Guarantor from having been rendered insolvent by reason of the incurrence of any such obligations.

(c)           To the extent that any Subsidiary Guarantor would, but for the operation of this Section 2.3, be rendered insolvent under any Applicable Insolvency Law by reason of its incurring of obligations to any other Subsidiary Guarantor under the foregoing Sections 2.3(a) and (b), such Subsidiary Guarantor shall, in turn, have rights of contribution and indemnity, to the full extent provided in the foregoing Sections 2.3(a) and (b), against the Borrowers and the remaining Subsidiary Guarantors, such that all obligations of all of the Subsidiary Guarantors hereunder and under this Section 2.3 shall be allocated in a manner such that no Subsidiary Guarantor shall be rendered insolvent for any purpose under Applicable Insolvency Law by reason of its incurrence of such obligations.

(d)           Notwithstanding any payment or payments by any of the Subsidiary Guarantors hereunder, or any set-off or application of funds of any of the Subsidiary Guarantors by the Administrative Agent or any other Guaranteed Party, or the receipt of any amounts by the Administrative Agent or any other Guaranteed Party with respect to any of the Guaranteed Obligations, none of the Subsidiary Guarantors shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Guaranteed Party against the Borrowers or the other Subsidiary Guarantors or against any collateral security held by the Administrative Agent or any other Guaranteed Party for the payment of the Guaranteed Obligations nor shall any of the Subsidiary Guarantors seek any reimbursement from the Borrowers or any of the other Subsidiary Guarantors in respect of payments made by such

Subsidiary Guarantor in connection with the Guaranteed Obligations, until all amounts owing to the Administrative Agent and the other Guaranteed Parties on account of the Guaranteed Obligations are indefeasibly paid in full in cash and the Commitments are terminated.  If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been indefeasibly paid in full in cash and the Commitments shall not have been terminated, such amount shall be held by such Subsidiary Guarantor in trust for the Administrative Agent, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Administrative Agent in the exact form received by such Subsidiary Guarantor (duly endorsed by such Subsidiary Guarantor to the Administrative Agent, if required) to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.

           SECTION 2.4                                Nature of Guaranty.

(a)           Each Subsidiary Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(i)
the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Credit Agreement, any other Loan Document, any Cash Management Agreement, any Hedging Agreement or any other agreement, document or instrument to which any Borrower, any Subsidiary Guarantor or any of their respective Subsidiaries or Affiliates is or may become a party;

(ii)
the absence of any action to enforce this Guaranty, the Credit Agreement, any other Loan Document, any Cash Management Agreement or any Hedging Agreement or the waiver or consent by the Administrative Agent or any other Guaranteed Party with respect to any of the provisions of this Guaranty, the Credit Agreement, any other Loan Document or any Hedging Agreement;

(iii)
the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any other Guaranteed Party in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty);

(iv)
any structural change in, restructuring of or other similar organizational change of any Borrower, any Subsidiary Guarantor, any other guarantors or any of their respective Subsidiaries or Affiliates; or

(v)	any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by each Subsidiary Guarantor that, subject to the first sentence of Section 2.2, its obligations under this Guaranty shall not be discharged until the final indefeasible payment in cash and performance, in full, of the Guaranteed Obligations and the termination of the Commitments, provided that a Subsidiary Guarantor may be released from the Guaranteed Obligations pursuant to Section 4.16 of this Guaranty.

(b)           Each Subsidiary Guarantor represents, warrants and agrees that the Guaranteed Obligations and its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Administrative Agent, the other Guaranteed Parties or the Borrowers whether now existing or which may arise in the future.

(c)           Each Subsidiary Guarantor hereby agrees and acknowledges that the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty, and all dealings between any Borrower and any Subsidiary Guarantor, on the one hand, and the Administrative Agent and the other Guaranteed Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

           SECTION 2.5                                Waivers.  To the extent permitted by Applicable Law, each Subsidiary Guarantor expressly waives all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):

(a)           any rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel the Administrative Agent or any other Guaranteed Party to proceed in respect of the Guaranteed Obligations against any Borrower, any Subsidiary Guarantor, any other guarantor, or any other Person or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Subsidiary Guarantor;

(b)           any defense based upon the failure of the Administrative Agent or any other Guaranteed Party to commence an action in respect of the Guaranteed Obligations against any Borrower, any Subsidiary Guarantor, any other guarantor or any other Person or any security for the payment and performance of the Guaranteed Obligations;

(c)           any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Subsidiary Guarantor of its obligations under, or the enforcement by the Administrative Agent or the other Guaranteed Parties of this Guaranty;

(d)           any right of diligence, presentment, demand, protest and notice (except as specifically required herein) of whatever kind or nature with respect to any of the Guaranteed Obligations and waives, to the fullest extent permitted by Applicable Law, the benefit of all provisions of Applicable Law which are or might be in conflict with the terms of this Guaranty; and

(e)           any and all right to notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any other Guaranteed Party upon, or acceptance of, this Guaranty.

Each Subsidiary Guarantor agrees that any notice or directive given at any time to the Administrative Agent or any other Guaranteed Party which is inconsistent with any of the foregoing waivers shall be null and void and may be ignored by the Administrative Agent or such other Guaranteed Party, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent and the Required Lenders have specifically agreed otherwise in writing.  The foregoing waivers are of the essence of the transaction contemplated by the Credit Agreement, the other Loan Documents, the Cash Management Agreements and the Hedging Agreements and, but for this Guaranty and such waivers, the Administrative Agent and the other Guaranteed Parties would decline to enter into the Credit Agreement, the other Loan Documents, the Cash Management Agreements and the Hedging Agreements.

           SECTION 2.6                                Modification of Loan Documents, etc.  Neither the Administrative Agent nor any other Guaranteed Party shall incur any liability to any Subsidiary Guarantor as a result of any of the following, and none of the following shall impair or release this Guaranty or any of the obligations of any Subsidiary Guarantor under this Guaranty:

(a)           any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations;

(b)           any action under or in respect of the Credit Agreement, any other Loan Document, any Cash Management Agreement or any Hedging Agreement in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refraining from exercising any such remedies, powers or privileges;

(c)           any amendment to, or modification of, in any manner whatsoever, the Credit Agreement, any other Loan Document, any Cash Management Agreement or any Hedging Agreement;

(d)           any extension or waiver of the time for performance by any Borrower, any Subsidiary Guarantor, any other guarantor or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Credit Agreement, any other Loan Document, any Cash Management Agreement or any Hedging Agreement, or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e)           the taking and holding of security or collateral for the payment of the Guaranteed Obligations or the sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or the other Guaranteed Parties have been granted a Lien, to secure any Indebtedness of any Borrower, any Subsidiary Guarantor, any other guarantor or any other Person to the Administrative Agent or the other Guaranteed Parties;

(f)           the release of anyone who may be liable in any manner for the payment of any amounts owed by any Borrower, any Subsidiary Guarantor, any other guarantor or any other Person to the Administrative Agent or any other Guaranteed Party;

(g)           any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Borrower, any Subsidiary Guarantor, any other guarantor or any other Person are subordinated to the claims of the Administrative Agent or any other Guaranteed Party; or

(h)           any application of any sums by whomever paid or however realized to any Guaranteed Obligations owing by any Borrower, any Subsidiary Guarantor, any other guarantor or any other Person to the Administrative Agent or any other Guaranteed Party in such manner as the Administrative Agent or any other Guaranteed Party shall determine in its reasonable discretion.

           SECTION 2.7                                Demand by the Administrative Agent.  In addition to the terms set forth in this Article II and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations  are declared to be immediately due and payable, then the Subsidiary Guarantors shall, upon demand in writing therefor by the Administrative Agent to the Subsidiary Guarantors, pay all or such portion of the outstanding Guaranteed Obligations due hereunder then declared due and payable.  Notwithstanding the foregoing, each Subsidiary Guarantor agrees that, in the event of the dissolution or insolvency of any Borrower or any Subsidiary Guarantor, or the inability or failure of any Borrower or any Subsidiary Guarantor to pay debts as they become due, or an assignment by any Borrower or any Subsidiary Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of any Borrower or any Subsidiary Guarantor under bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Guaranteed Obligations may not then be due and payable, each Subsidiary Guarantor will pay to the Administrative Agent, for the ratable benefit of the Guaranteed Parties and their respective successors, indorsees, transferees and assigns, forthwith the full amount which would be payable hereunder by each Subsidiary Guarantor if all such Guaranteed Obligations were then due and payable.

           SECTION 2.8                                Remedies.  Upon the occurrence and during the continuance of any Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, enforce against the Subsidiary Guarantors their respective obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Administrative Agent hereunder, under the Credit Agreement, the other Loan Documents, the Cash Management Agreements, the Hedging Agreements or otherwise.

           SECTION 2.9                                Benefits of Guaranty.  The provisions of this Guaranty are for the benefit of the Administrative Agent and the other Guaranteed Parties and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any Borrower, the Administrative Agent and the other Guaranteed Parties, the obligations of any Borrower under the Credit Agreement, the other Loan Documents, the Cash Management Agreements or the Hedging Agreements.  In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Administrative Agent or any other Guaranteed Party to any Person or Persons as permitted under the Credit Agreement, any reference to an “Administrative Agent” or “Guaranteed Party” herein shall be deemed to refer equally to such Person or Persons.

           SECTION 2.10                                Termination; Reinstatement.

(a)           Subject to clause (c) below, this Guaranty shall remain in full force and effect until all the Guaranteed Obligations and all the obligations of the Subsidiary Guarantors shall have been indefeasibly paid in full in cash and the Commitments terminated.

(b)           No payment made by any Borrower, any Subsidiary Guarantor or any other Person received or collected by the Administrative Agent or any other Guaranteed Party from any Borrower, any Subsidiary Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Subsidiary Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Subsidiary Guarantor in respect of the obligations of the Subsidiary Guarantors or any payment received or collected from such Subsidiary Guarantor in respect of the obligations of the Subsidiary Guarantors), remain liable for the obligations of the Subsidiary Guarantors up to the maximum liability of such Subsidiary Guarantor hereunder until the Guaranteed Obligations and all the obligations of the Subsidiary Guarantors shall have been indefeasibly paid in full in cash and the Commitments terminated.

(c)           Each Subsidiary Guarantor agrees that, if any payment made by any Borrower or any other Person applied to the Guaranteed Obligations is at any time avoided, annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid or is repaid in whole or in part pursuant to a good faith settlement of a pending or threatened avoidance claim, or the proceeds of any collateral are required to be refunded by the Administrative Agent or any other Guaranteed Party to any Borrower, its estate, trustee, receiver or any other Person, including, without limitation, any Subsidiary Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, each Subsidiary Guarantor’s liability hereunder (and any Lien or collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered (and if any Lien or collateral securing such Subsidiary Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Subsidiary Guarantor in respect of the amount of such payment (or any Lien or collateral securing such obligation).

           SECTION 2.11                                Payments.  Payments by the Subsidiary Guarantors shall be made to the Administrative Agent to be credited and applied to the Guaranteed Obligations in accordance with Sections 5.4 and 13.4 of the Credit Agreement, in immediately available Dollars, Canadian Dollars or Euros, as the case may be, to an account designated by the Administrative Agent or at the Administrative Agent’s Office or at any other address that may be specified in writing from time to time by the Administrative Agent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the other Guaranteed Parties to enter into the Loan Documents, the Cash Management Agreements and the Hedging Agreements and to make any Extensions of Credit, each Subsidiary Guarantor hereby represents and warrants that:

           SECTION 3.1                                Existence.  Such Subsidiary Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to be qualified or authorized, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  The jurisdictions in which such Subsidiary Guarantor is organized and qualified to do business as of the Closing Date are described on Schedule 7.1(a) to the Credit Agreement.

           SECTION 3.2                                Authorization of Agreement; Enforceability. Such Subsidiary Guarantor has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Guaranty in accordance with its terms.  This Guaranty has been duly executed and delivered by the duly authorized officers of such Subsidiary Guarantor and this Guaranty constitutes the legal, valid and binding obligation of such Subsidiary Guarantor, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

           SECTION 3.3                                No Conflict; Consents.  The execution, delivery and performance by such Subsidiary Guarantor of this Guaranty, in accordance with its terms, and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approval or violate any Applicable Law relating to such Subsidiary Guarantor; (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of such Subsidiary Guarantor or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, (c) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Subsidiary Guarantor other than Liens arising under the Loan Documents or (d) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty.

           SECTION 3.4                                Litigation.  Except for matters existing on the Closing Date and set forth on Schedule 7.1(u) to the Credit Agreement, there are no actions, suits or proceedings pending nor, to the knowledge of such Subsidiary Guarantor, threatened against or in any way relating adversely to or affecting such Subsidiary Guarantor or any of its properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that (a) purport to affect or pertain to this Guaranty or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

           SECTION 3.5                                Title to Properties; Liens.  Such Subsidiary Guarantor has such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the US Borrower and its Subsidiaries delivered pursuant to the Credit Agreement, except those which have been disposed of by such Subsidiary Guarantor subsequent to the date of such balance sheets pursuant to dispositions in the ordinary course of business or as otherwise expressly permitted under the Credit Agreement.  None of the properties and assets of such Subsidiary Guarantor is subject to any Lien, except Permitted Liens.  No financing statement under the Uniform Commercial Code of any state or comparable legislation in other jurisdictions which names such Subsidiary Guarantor or any of its trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction nor has such Subsidiary Guarantor signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect Permitted Liens.

           SECTION 3.6                                Solvency. Subject in each case to the first sentence of Section 2.2, as of the Closing Date (or such later date upon which such Subsidiary Guarantor became a party hereto), and after giving effect to the transactions contemplated hereby, such Subsidiary Guarantor will be Solvent.

           SECTION 3.7                                Compliance with the Credit Agreement.  Until the Guaranteed Obligations shall have been indefeasibly paid in full in cash and the Commitments terminated, such Subsidiary Guarantor shall comply with the provisions of  Articles IX ,X and XI of the Credit Agreement as if a party thereto.

ARTICLE IV

MISCELLANEOUS

           SECTION 4.1                                Amendments, Waivers and Consents.  None of the terms, covenants, agreements or conditions of this Guaranty may be amended, supplemented or otherwise modified, nor may they be waived, nor may any consent be given, except in accordance with Section 15.2 of the Credit Agreement.

           SECTION 4.2                                Notices.  All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 15.1 of the Credit Agreement; provided that notices and communications to the Subsidiary Guarantors shall be directed to the Subsidiary Guarantors at the address of the US Borrower set forth in Section 15.1(b) of the Credit Agreement.

           SECTION 4.3                                Enforcement Expenses, Indemnification.

(a)           The Subsidiary Guarantors shall, jointly and severally, pay all out-of-pocket expenses (including, without limitation, reasonable attorney’s fees and expenses) incurred by the Administrative Agent and each other Guaranteed Party to the extent the Borrower would be required to do so pursuant to Section 15.3 of the Credit Agreement.

(b)           The Subsidiary Guarantors shall, jointly and severally, pay and indemnify each Indemnitee against, and save each Indemnitee harmless from, Indemnified Taxes and Other Taxes to the extent the Borrowers would be required to do so pursuant to Section 5.11 of the Credit Agreement.

(c)           The Subsidiary Guarantors shall, jointly and severally, indemnify each Indemnitee, and save each Indemnitee harmless from, to the extent the Borrowers would be required to do so pursuant to Section 15.3 of the Credit Agreement.

(d)           No Indemnitee referred to in this Section 4.3 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Guaranty, any other Loan Document, any Cash Management Agreement, any Hedging Agreement or the transactions contemplated hereby or thereby.

(f)           The agreements in this Section 4.3 shall survive termination of the Commitments and repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

(g)           All amounts due under this Section 4.3 shall be payable promptly after demand therefor.

           SECTION 4.4                                Governing Law.  This Guaranty and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Guaranty or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

           SECTION 4.5                                Jurisdiction; Venue; Service of Process.

(a) Jurisdiction.  Each Subsidiary Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent or any other Guaranteed Party of the foregoing in any way relating to this Guaranty or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any other Guaranteed Party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against any Subsidiary Guarantor or its properties in the courts of any jurisdiction.

(b) Venue.  Each Subsidiary Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court

(c) Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 15.1 of the Credit Agreement.  Nothing in this Guaranty will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

           SECTION 4.6                                Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

           SECTION 4.7                                Injunctive Relief; Punitive Damages.

(a)           Each Subsidiary Guarantor recognizes that, in the event such Subsidiary Guarantor fails to perform, observe or discharge any of its obligations or liabilities under this Guaranty or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the other Guaranteed Parties.  Therefore, each Subsidiary Guarantor agrees that the Administrative Agent and the other Guaranteed Parties, at the Administrative Agent’s or the Required Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(b)           The Administrative Agent, each of the other Guaranteed Parties and each Subsidiary Guarantor hereby agrees that no such Person shall have a remedy of punitive, exemplary or consequential damages against any other party to a Loan Document, a Cash Management Agreement or a Hedging Agreement and each such Person hereby waives any right or claim to punitive, exemplary or consequential damages (as opposed to direct or actual damages) that such Person may now have or may arise in the future in connection with, or as a result of, this Guaranty, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.

           SECTION 4.8                                No Waiver by Course of Conduct, Cumulative Remedies.  Neither the Administrative Agent nor any other Guaranteed Party shall by any act (except by a written instrument pursuant to Section 4.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No delay or failure to take action on the part of the Administrative Agent or any other Guaranteed Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or shall be construed to be a waiver of any Event of

Default.  No course of dealing between any Subsidiary Guarantor, the Administrative Agent and the other Guaranteed Parties or their respective agents or employees shall be effective to change, modify or discharge any provision of this Guaranty or to constitute a waiver of any Event of Default.  The enumeration of the rights and remedies of the Administrative Agent and the other Guaranteed Parties set forth in this Guaranty is not intended to be exhaustive and the exercise by the Administrative Agent and the other Guaranteed Parties of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.

           SECTION 4.9                                Successors and Assigns.  The provisions of this Guaranty shall be binding upon and inure to the benefit of each of the parties hereto and its permitted successors and assigns (and shall bind all Persons who become bound as a Subsidiary Guarantor under this Guaranty), except that no Subsidiary Guarantor may assign or otherwise transfer any of its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent and the other Guaranteed Parties (given in accordance with the Credit Agreement).

           SECTION 4.10                                 Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

           SECTION 4.11                                 Titles and Captions.  Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Guaranty are for convenience only, and neither limit nor amplify the provisions of this Guaranty.

           SECTION 4.12                                 Counterparts.  This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Guaranty or any document or instrument delivered in connection herewith by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Guaranty or such other document or instrument, as applicable.

           SECTION 4.13                                 Set-Off.  If an Event of Default shall have occurred and be continuing, each  Guaranteed Party and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Guaranteed Party or any such Affiliate to or for the credit or the account of the applicable Subsidiary Guarantor against any and all of the obligations of the such Subsidiary Guarantor now or hereafter existing under this Guaranty or any other Loan Document to such Guaranteed Party, irrespective of whether or not such Guaranteed Party shall have made any demand under this Guaranty or any other Loan Document and although such obligations of such Subsidiary Guarantor may be contingent or unmatured or are owed to a branch or office of such Guaranteed Party different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Guaranteed Party and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Guaranteed Party or its Affiliates may have.  Each Guaranteed Party agrees to notify the applicable Subsidiary Guarantor and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

           SECTION 4.14                                Integration.  This Guaranty, together with the other Loan Documents comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  In the event of any conflict between the provisions of this Guaranty and the Credit Agreement, the provisions of the Credit Agreement shall control and in the event of any conflict between the provisions of this Guaranty and those of any other document (other than the Credit Agreement), the provisions of this Guaranty shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the other Guaranteed Parties in any other document shall not be deemed a conflict with this Guaranty.

           SECTION 4.15                                Acknowledgements.  Each Subsidiary Guarantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Loan Documents to which it is a party;

(b)           it has received a copy of the Credit Agreement and has reviewed and understands the same;

(c)           neither the Administrative Agent nor any other Guaranteed Party has any fiduciary relationship with or duty to any Subsidiary Guarantor arising out of or in connection with this Guaranty or any of the other Loan Documents, and the relationship between the Subsidiary Guarantors, on the one hand, and the Administrative Agent and the other Guaranteed Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(d)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Guaranteed Parties or among the Subsidiary Guarantors and the Guaranteed Parties.

           SECTION 4.16                                Releases.  At such time as (a) the Guaranteed Obligations shall have been indefeasibly paid in full in cash and the Commitments have been terminated, this Guaranty and all obligations (other than those expressly stated to survive such termination or as may be reinstated after such termination) of the Administrative Agent and each Subsidiary Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party or (b) a Subsidiary Guarantor ceases to be a Subsidiary of a Borrower in connection with a transaction expressly permitted under the terms and conditions of the Credit Agreement, such Subsidiary Guarantor shall be released from the Guaranteed Obligations.

           SECTION 4.17                                Additional Subsidiary Guarantors.  Each Domestic Subsidiary of a Borrower that is required to become a party to this Guaranty pursuant to Section 9.11 of the Credit Agreement shall become a Subsidiary Guarantor for all purposes of this Guaranty upon execution and delivery by such Subsidiary of a supplement in form and substance satisfactory to the Administrative Agent.

           SECTION 4.18                                No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Guaranty.  In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

           SECTION 4.19                                Powers Coupled with an Interest. All powers of attorney and other authorizations granted to the Guaranteed Parties, the Administrative Agent and any Persons designated by the Administrative Agent or any other Guaranteed Party pursuant to any provisions of this Guaranty or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Guaranteed Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

           SECTION 4.20                                Guaranteed Parties.  Each Guaranteed Party not a party to the Credit Agreement who obtains the benefit of this Guaranty shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and agrees that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Guaranteed Party, the Administrative Agent and each of its Affiliates shall be entitled to all the rights, benefits and immunities conferred under Article XIV of the Credit Agreement.

[Signature Pages to Follow]

IN WITNESS WHEREOF, each of the Subsidiary Guarantors has executed and delivered this Guaranty under seal by their duly authorized officers, all as of the day and year first above written.

SCP DISTRIBUTORS LLC, as Subsidiary Guarantor

By:	/s/ Mark W. Joslin
Name: Mark W. Joslin
Title: Vice President & Chief Financial Officer

SPLASH HOLDINGS, INC., as Subsidiary Guarantor

By:	/s/ Mark W. Joslin
Name: Mark W. Joslin
Title: Vice President, Secretary & Treasurer

ALLIANCE TRADING, INC., as Subsidiary Guarantor

By:	/s/ Melanie Housey
Name: Melanie Housey
Title: President & Secretary

CYPRESS, INC., as Subsidiary Guarantor

By:	/s/ Melanie Housey
Name: Melanie Housey
Title: President & Secretary

SUPERIOR POOL PRODUCTS LLC, as Subsidiary Guarantor

By:	/s/ Mark W. Joslin
Name: Mark W. Joslin
Title: Vice President & Chief Financial Officer

[Signature Pages Continue]

SCP ACQUISITION CO. LLC, as Subsidiary Guarantor

By:	/s/ Mark W. Joslin
Name: Mark W. Joslin
Title: Vice President, Secretary & Treasurer

SCP INTERNATIONAL, INC., as Subsidiary Guarantor

By:	/s/ Mark W. Joslin
Name: Mark W. Joslin
Title: Vice President, Secretary & Treasurer

POOL DEVELOPMENT LLC, as Subsidiary Guarantor

By:	/s/ Mark W. Joslin
Name: Mark W. Joslin
Title: Vice President & Chief Financial Officer

HORIZON DISTRIBUTORS, INC., as Subsidiary Guarantor

By:	/s/ Mark W. Joslin
Name: Mark W. Joslin
Title: Vice President

POOLCORP FINANCIAL MORTGAGE LLC, as Subsidiary Guarantor

By:	/s/ Mark W. Joslin
Name: Mark W. Joslin
Title: President & Treasurer

[Signature Pages Continue]

POOLCORP FINANCIAL INC., as Subsidiary Guarantor

By:	/s/ Mark W. Joslin
Name: Mark W. Joslin
Title: President & Treasurer

POOLFX SUPPLY LLC, as Subsidiary Guarantor

By:	/s/ Mark W. Joslin
Name: Mark W. Joslin
Title: President

[Signature Pages Continue]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Nathan R. Rantala
Name: Nathan R. Rantala
Title: Director